EXHIBIT 23.03

              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 3, 1999, included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-90741) and related Prospectus of Intersil Corporation for the registration of $200 million in 13-1/4% Senior Subordinated Notes due 2009.

                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                    Ernst & Young LLP

Jacksonville, Florida
January 11, 2000